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EXHIBIT 5

June 9, 2003

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614

  Re:
  Edwards Lifesciences Corporation Registration Statement on Form S-8
  for an offering of 3,361,107 shares of common stock.

Ladies and Gentlemen:

        We have acted as counsel to Edwards Lifesciences Corporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,361,107 shares of common stock (the "Shares") for issuance under the Company's Long-Term Stock Incentive Compensation Program (the "Program").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Program. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to stock option and stock purchase agreements duly authorized under the Program and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Program or the Shares.

                      Very truly yours,

                      MORGAN LEWIS & BOCKIUS, LLP

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  EXHIBIT 5